POWER OF ATTORNEY


      The person executing this Power of Attorney hereby appoints Edward F. O'Keefe and Glen A. Payne, or either of them, as his attorney-in-fact to execute and to file such Registration Statements under federal and state securities laws and such Post-Effective Amendments to such Registration Statements of the hereinafter described entities as such attorney-in-fact, or either of them, may deem appropriate:

      INVESCO Capital Appreciation Funds, Inc.
      NVESCO Diversified Funds, Inc.
      INVESCO Emerging Opportunity Funds, Inc.
      INVESCO Growth Fund, Inc.
      INVESCO Income Funds, Inc.
      INVESCO Industrial Income Fund, Inc.
      INVESCO International Funds, Inc.
      INVESCO Money Market Funds, Inc.
      INVESCO Multiple Asset Funds, Inc.
      INVESCO Specialty Funds, Inc.
      INVESCO Strategic Portfolios, Inc.
      INVESCO Tax-Free Income Funds, Inc.
      INVESCO Value Trust
      INVESCO Variable Investment Funds, Inc.

      This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the 25th day of August, 1997.


                               /s/ Wendy L. Gramm
                               ------------------------------------------
                                   Wendy L. Gramm


STATE OF District of    )
      Columbia          )
COUNTY OF               )

      SUBSCRIBED, SWORN TO AND ACKNOWLEDGED before me by Wendy L.
Gramm, as a director or trustee of each of the above-described entities, this 25th day of August, 1997.

                                 Margaret Foster
                                 ------------------------------------------
                                 Notary Public

My Commission Expires: Feb. 14, 2000